Highbury Financial Inc. Announces
Regular Quarterly Dividend of $0.05 Per Share
And Special Dividend of $1.50 Per Share

Dividends Payable on October 7, 2009 to
Holders of Record as of October 6, 2009

Denver, Colorado, September 17, 2009 — Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) will make its regular quarterly dividend payment of $0.05 per share as well as a special dividend payment of $1.50 per share on October 7, 2009 to holders of record as of October 6, 2009.

Richard S. Foote, Highbury’s President and Chief Executive Officer, stated, “Because we remain confident in our current and future earnings, we are pleased to continue our regular quarterly dividend for Highbury’s stockholders.”

Mr. Foote continued, “As part of our ongoing exploration and evaluation of strategic alternatives announced on August 10, 2009, we are also paying a special cash dividend of $1.50 per share to return capital to Highbury’s stockholders.”

Mr. Foote concluded, “We are taking these steps to provide Highbury’s stockholders a continued opportunity to participate directly in Highbury’s earnings and to realize the value of cash held in the business which may not be reflected in the price of Highbury’s common stock.”

Highbury will pay these dividends to stockholders who hold their shares of record in certificated form via check.  In the alternative, a stockholder who holds his or her shares in certificated form may elect to receive payment via wire transfer of immediately available funds by contacting Highbury’s Chief Financial Officer, Brad Forth, at 303-357-4802 no later than October 6, 2009.  Stockholders who do not hold their shares of record in certificated form will receive the dividends according to their brokers’ or other nominees’ normal procedures.

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms.  Historically, we have pursued acquisition opportunities and sought to establish accretive partnerships with high quality investment management firms, although currently we are evaluating strategic alternatives for Highbury.  Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds.  This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. While we evaluate strategic alternatives, we will not pursue acquisition opportunities other than add-on acquisitions for our wholly owned subsidiary, Aston Asset Management LLC. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; (27) the impact of changes to tax legislation and, generally, the tax position of Highbury; and (28) expenses associated with the formation of the Special Committee and responding to initiatives of dissident stockholders.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact Information

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.